UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2015

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact Name of Registrant as Specified in its Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 West 57th Street New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 765-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2015, the Board of Directors (“Board”) of International Flavors & Fragrances Inc. (“IFF” or the “Company”) elected David Epstein, Division Head, Novartis Pharmaceuticals, to the Company’s Board, effective as of January 1, 2016. The Board also agreed to appoint Mr. Epstein as a member of the Audit Committee of the Board. A copy of the press release issued by the Company regarding these matters is being furnished as Exhibit 99.1 to this Form 8-K and is hereby incorporated by reference.

Mr. Epstein will participate in the non-employee director compensation arrangements described in IFF’s 2014 Proxy Statement, which was filed on March 18, 2015. Under the terms of those arrangements, each non-employee director receives, among other things, an annual cash retainer of $112,500, and an annual retainer of $112,500 paid in the form of Restricted Stock Units (“RSUs”) under the Company’s 2015 Stock Award and Incentive Plan, in each case prorated to reflect his service for a partial year. The cash retainer is paid in November of each year. Pursuant to the terms of the Company’s Equity Grant Policy, an RSU grant will be made to Mr. Epstein on February 1, 2015. Under the non-employee director compensation arrangements, future RSU grants to Mr. Epstein will be made on the date of each annual meeting of shareholders. RSUs granted to directors cliff vest on the first anniversary of the grant date. Under the Company’s Share Retention Policy, each executive and director must retain shares of Company common stock based on a targeted ownership level. The targeted ownership level for directors is five times the cash portion of the annual retainer (not including any retainer for service as a committee chairperson or lead director).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the appointment of David Epstein to the Board of the Company, effective as of January 1, 2016, the Board of the Company approved an amendment to Article II, Section 2 of the Company’s By-Laws to increase the number of directors from ten (10) to eleven (11) effective December 15, 2015.

In addition, the Board amended the Company’s By-Laws to implement a proxy-access by-law. Article 1, Section 4 of the amended By-Laws permits a shareholder or a group of up to 20 shareholders, owning 3% or more of the Company’s outstanding common shares continuously for at least three years to nominate and include in the Company’s proxy materials directors constituting up to 20% of the board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in Article 1, Section 4. The amendments also include related, ancillary changes.

The foregoing summary of the amendments to the By-Laws is qualified in its entirety by reference to the text of the Company’s By-Laws, as amended and restated on December 15, 2015, a copy of which is attached hereto as Exhibit 3(ii) and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3(ii)	By-Laws of International Flavors & Fragrances Inc., effective as of December 15, 2015.

99.1	Press Release issued by International Flavors & Fragrances Inc. on December 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:	/s/ Nanci Prado
Name: Nanci Prado
Title: Deputy General Counsel

Date: December 17, 2015

EXHIBIT INDEX

Exhibit No.	Description

3(ii)	By-Laws of International Flavors & Fragrances Inc., effective as of December 15, 2015.

99.1	Press Release issued by International Flavors & Fragrances Inc. on December 17, 2015